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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-34460) of Martek Biosciences Corporation for the registration of 26,200 shares of its Common Stock, 7,858 Warrants to Purchase Common Stock , and 7,858 shares of Common Stock Underlying Warrants, and to the incorporation by reference therein of our report dated December 14, 1999, with respect to the financial statements of Martek Biosciences Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 1999, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP

Vienna, Virginia
June 16, 2000

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